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                                                                    Exhibit 23.2

                    Independent Auditors' Report and Consent

The Board of Directors
Entegris, Inc.:

   The audits referred to in our report dated October 27, 1999, except as to notes 7 and 21 which are as of December 22, 1999 and March 31, 2000, included the related financial statement schedule as of August 31, 1999, and for each of the years in the three-year period ended August 31, 1999, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion based on our audits and the reports of other auditors, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

   We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our reports with respect to the 1997 and 1998 consolidated financial statements is based in part on the report of other auditors.

                                          /s/ KPMG LLP

Minneapolis, Minnesota

July 10, 2000